UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2012

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2012, P. Jerome Richey, Executive Vice President - Corporate Affairs and Chief Legal Officer of CONSOL Energy Inc. (the “Company”), announced that he will retire on March 2, 2014. Mr. Richey will remain an Executive Vice President until his retirement, although he will step down as Chief Legal Officer on January 1, 2013. Stephen W. Johnson, Senior Vice President and General Counsel, will assume the position of Chief Legal and Corporate Affairs Officer.

In addition, on November 13, 2012, Robert F. Pusateri, Executive Vice President - Energy Sales and Transportation Services, announced that he will retire on March 1, 2013. Mr. Pusateri is expected to remain as a consultant through the end of 2013. James C. Grech, who is currently Chief Commercial Officer, will assume Mr. Pusateri’s position upon his retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Stephen W. Johnson
Stephen W. Johnson
Senior Vice President and General Counsel

Dated: November 19, 2012